UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 9, 2010
Toreador Resources Corporation
(Exact name of Registrant as specified in its charter)

Delaware	001-34216	75-0991164

(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

c/o Toreador Holding SAS	75009
9 rue Scribe	(Zip code)
Paris, France
(Address of principal executive offices)
33 1 47 03 34 24
(Registrant’s telephone number including area code)
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amendment to the Current Report on Form 8-K filed by Toreador Resources Corporation (the “Company”) with the Securities and Exchange Commission on May 13, 2010 (the “Original Form 8-K”) is being filed solely to clarify the name of the Company’s independent registered public accounting firm and its engagement as previously disclosed in Item 4 to such Original Form 8-K. Item 4 of the Original Form 8-K is therefore amended and restated in its entirety below.
Item 4.01 Changes in Registrant’s Certifying Accountant.
On May 9, 2010, the Board of Directors of the Company, based on its Audit Committee’s recommendation, determined not to re-engage Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm and approved the engagement of Ernst & Young Audit (“Ernst & Young”) for the fiscal year ending December 31, 2010. The Company executed a formal engagement letter with Ernst & Young on July 30, 2010. The Company’s recent relocation of its headquarters from Dallas, Texas to Paris, France together with the fact that Grant Thornton’s audit partner and staff are located in the United States led to certain inefficiencies and higher audit costs, which the Company believes may be reduced by working with Ernst & Young personnel based in Paris.
Except as set forth below, Grant Thornton’s report on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2008 and December 31, 2009 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended December 31, 2008 and December 31, 2009 and through May 9, 2010, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Grant Thornton would have caused Grant Thornton to make reference to the subject matter of such disagreement in connection with its report.
During the fiscal years ended December 31, 2008 and December 31, 2009 and through May 9, 2010, there have been no reportable events of the type required to be disclosed by Item 304(a)(1)(v) of Regulation S-K except that, as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, Grant Thornton advised the Company of the following material weakness:
°	The Company’s accounting and financial reporting procedures were not sufficiently designed to ensure consistent and complete application of its accounting policies and to prepare financial statements in accordance with accounting principles generally accepted in the United States. This includes the lack of a sufficient review of sensitive calculations, reconciliations and critical spreadsheets by personnel in key financial reporting positions.
The Company provided Grant Thornton with a copy of the Original Form 8-K and requested that Grant Thornton furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained therein. The Company received the requested letter from Grant Thornton, and a copy of Grant Thornton’s letter is filed as Exhibit 16.1 to the Original Form 8-K.
Prior to the engagement of Ernst & Young, and during the fiscal years ended December 31, 2008 and December 31, 2009 and through July 30, 2010, neither the Company nor anyone on its behalf consulted with Ernst & Young regarding either: (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements (nor has Ernst & Young provided any written report or oral advice to the Company that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue) or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION
By:	/s/ Craig M. McKenzie
Name:	Craig M. McKenzie
Title:	Chief Executive Officer

Date: November 3, 2010